UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2023

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 26, 2023, Aqua Metals, Inc (“Company”) engaged FORVIS, LLP (“FORVIS”), to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2023. The engagement of FORVIS was approved by the Audit Committee of the Board of Directors of the Company and will be effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2022 and the subsequent period through September 26, 2023, neither the Company nor anyone on its behalf consulted with FORVIS with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2) (i) and (ii) of Regulation S-K.

As previously reported by the Company, in July 2023, the Company was notified by Armanino LLP (“Armanino”), the Company’s former independent registered public accounting firm, of Armanino’s decision to transition away from providing certain financial statement audit services to public companies. Therefore, Armanino additionally informed the Company of its intent to resign as the Company’s independent registered public accounting firm, effective just after the filing of the Company’s Quarterly Report on Form 10-Q for the interim period ending September 30, 2023. The Company elected to terminate the engagement of Armanino effective as of September 26, 2023, the date upon which the Company engaged FORVIS. The termination of Armanino was approved by the Audit Committee of the Board of Directors of the Company.

Armanino audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. The reports of Armanino on the financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through the interim period ended June 30, 2023, there were no disagreements between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the interim period ended June 30, 2023, Armanino did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company.

The Company provided Armanino with a copy of this Current Report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested that Armanino furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Armanino is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit
Number Exhibit Description
16.1	Letter from Armanino LLP, Dated September 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: September 29, 2023	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer